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                                                                     EXHIBIT 21

                            FVNB CORP. & SUBSIDIARIES

               Organizational Structure as of December 31, 2000


1.  FVNB Corp

    A.  FVNB Delaware Corporation, and its subsidiaries

        1)  First Victoria National Bank, and its subsidiaries
            a)  First Victoria Leasing
            b)  First Victoria Community Development Corporation
            c)  PMV, Inc.

        2)  Citizens Bank of Texas, and its subsidiary
            a)  Citizens Insurance Agency of Texas

        3)  CBOT Mortgage (dba Citizens Mortgage)